Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE

Contacts
news	INVESTORS	Tom White Rob Lockerman	423 294 8996 423 294 7498
	MEDIA	Jim Sabourin	423 294 6300 866 759 8686

Unum Group Completes Senior Notes Offering

CHATTANOOGA, Tenn. (September 15, 2010) – Unum Group (NYSE: UNM) announced today that it has completed an offering of senior notes. A total of $400 million aggregate principal amount of 10-year senior notes was issued today with an annual coupon rate of 5.625 percent. The net proceeds are expected to be used for the repayment of the company’s senior notes due March 2011 and for other general corporate purposes.

Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC were joint book-running managers.

A prospectus supplement, dated September 8, 2010, and the accompanying base prospectus, dated November 12, 2008, relating to the senior notes may be obtained by visiting Filings & Forms on the U.S. Securities and Exchange Commission’s (SEC’s) website at www.sec.gov or the “SEC Filings” page on the “Investors” section of the company website at www.investors.unum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying base prospectus.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in managing our operating risks and the implementation of operational improvements and strategic growth initiatives; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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